Exhibit 99.1

NV5 ANNOUNCES STRONG THIRD QUARTER AND YEAR-TO-DATE 2017 FINANCIAL RESULTS; RAISES EPS GUIDANCE

Hollywood, FL – November 8, 2017 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

●

NV5 raises Full-Year 2017 EPS Guidance, expects Adjusted EPS to now range from $2.30 to $2.46 per diluted share compared to previous guidance of $2.22 to $2.36 and GAAP EPS to now range from $1.68 to $1.83 per diluted share compared to previous guidance of $1.62 to $1.76. NV5 reaffirms Full-Year 2017 Revenues Guidance, expects Total Revenues to range from $340 million to $358 million

●	Total Revenues for the quarter were $92.3 million, an increase of 49.9% year-over-year. Gross Revenues – GAAP for the quarter were $91.3 million, an increase of 51.9% year-over-year
●	Net Revenues for the quarter were $75.0 million, an increase of 56.4% year-over-year
●	Organic revenue growth in the third quarter of 2017 was 4%
●	Gross Margin for the quarter was 51.2% compared to 46.0% in the third quarter of 2016
●	EBITDA for the quarter was $12.7 million or 17.0% of Net Revenues, compared to $7.1 million or 14.8% of Net Revenues in the third quarter of 2016
●	Net income for the quarter was $5.9 million, a 73.7% increase from $3.4 million in the third quarter of 2016
●	Adjusted EPS for the quarter was $0.75 per diluted share, an increase of 82.9% from $0.41 per diluted share in the third quarter of 2016
●	GAAP EPS for the quarter was $0.55 per diluted share over 10.8 million shares, an increase of 66.7% from $0.33 per diluted share over 10.4 million shares in the third quarter of 2016
●	Backlog was $274.5 million as of September 30, 2017, a 24.3% increase from $220.8 million as of December 31, 2016

Dickerson Wright, PE, Chairman and CEO of NV5, said, “Although our operations during the third quarter were impacted by hurricanes and weather, especially in our infrastructure business, we saw significant improvements in our Building, Technology, & Sciences business. We do expect further growth in our infrastructure business entering into 2018 due to the tailwinds generated by recent project wins. Our emergency-response and environmental experts continue to provide critical services to the communities that were affected by the devastating weather events. We had a strong third quarter characterized by increased backlog, profitability, and service line expansion. Total revenues increased 49.9% in the third quarter, EBITDA increased 80.1%, and net income increased 73.7%. Our acquisition pipeline also remains strong.”

Total Revenues for the third quarter of 2017 were $92.3 million, a 49.9% increase from the third quarter of 2016. Total Revenues include intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the third quarter of 2017 were $91.3 million, a 51.9% increase from the third quarter of 2016. Net Revenues for the third quarter of 2017 were $75.0 million, an increase of 56.4% from the third quarter of 2016.

Gross Margin for the third quarter 2017 was 51.2% compared to 46.0% for the third quarter of 2016, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the third quarter of 2017 was $12.7 million or 17.0% of Net Revenues, an increase of 80.1% from $7.1 million or 14.8% of Net Revenues for the third quarter of last year.

Adjusted EPS for the third quarter of 2017 was $0.75 per diluted share compared to $0.41 per diluted share in the third quarter of 2016. Net income for the third quarter of 2017 was $5.9 million, resulting in GAAP EPS of $0.55 per diluted share, compared to net income of $3.4 million, or $0.33 per diluted share in the third quarter of 2016.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,785,629 for the third quarter of 2017, compared to weighted-average shares outstanding of 10,353,793 for the third quarter of 2016.

Nine Months Ended September 30, 2017 Financial Highlights

●

Total Revenues were $242.4 million in the first nine months of 2017, an increase of 47.3% from the first nine months of 2016. Gross Revenues – GAAP were $239.1 million in the first nine months of 2017, an increase of 48.6% from the first nine months of 2016

●	Net Revenues were $195.1 million in the first nine months of 2017, an increase of 49.6% from the first nine months of 2016
●	Organic revenue growth for the first nine months of 2017 was 4%
●	Gross Margin was 50.1% compared to 47.7% for the first nine months of 2016
●	EBITDA for the first nine months of 2017 was $27.9 million, or 14.3% of Net Revenues, compared to $17.7 million or 13.5% of Net Revenues for the first nine months of 2016
●	Net income was $12.5 million, an increase of 50.3% from $8.3 million in the first nine months of 2016
●	Adjusted EPS was $1.67 per diluted share, an increase of 50.5% from $1.11 per diluted share in the first nine months of 2016
●	GAAP EPS was $1.16 over 10.7 million shares, an increase of 28.9% compared to $0.90 per diluted share over 9.2 million shares in the first nine months of 2016

Total Revenues for the nine months ended September 30, 2017 were $242.4 million, a 47.3% increase from the first nine months of 2016. Total Revenues include intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the nine months ended September 30, 2017 were $239.1 million, a 48.6% increase from the first nine months of 2016. Net Revenues for the nine months ended September 30, 2017 were $195.1 million, an increase of 49.6% from 2016.

Gross Margin for the nine months ended September 30, 2017 was 50.1% compared to 47.7% for the first nine months of 2016, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the nine months ended September 30, 2017 was $27.9 million or 14.3% of Net Revenues, an increase of 57.8% from $17.7 million or 13.5% of Net Revenues for the same period in 2016.

Adjusted EPS for the nine months ended September 30, 2017 was $1.67 per diluted share compared to $1.11 per diluted share in the nine months ended September 30, 2016. Net income for the nine months ended September 30, 2017 was $12.5 million, resulting in GAAP EPS of $1.16 per diluted share, compared to net income of $8.3 million, or $0.90 per diluted share in the nine months ended September 30, 2016.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,744,618 for the nine months ended September 2017, compared to weighted-average shares outstanding of 9,215,365 for the first nine months of 2016.

At September 30, 2017, our cash and cash equivalents were $15.6 million compared to $35.7 million as of December 31, 2016.

At September 30, 2017, the Company reported backlog of $274.5 million, an increase of 24.3% from $220.8 million as of December 31, 2016.

Full-Year 2017 Outlook

The Company is raising its guidance for full-year 2017 EPS. The Company now expects full-year 2017 Adjusted EPS, including the impact of acquisitions closed through September 30, 2017, to range from $2.30 to $2.46 per diluted share. Furthermore, the Company expects full-year 2017 GAAP EPS to range from $1.68 to $1.83 per diluted share. The Company is reaffirming its guidance for full-year 2017 Total Revenues. The Company expects full-year 2017 Total Revenues to range from $340 million to $358 million, which represents an increase of 49.1% to 57.0% from 2016 Total Revenues of $228 million. This guidance for Total Revenues, Adjusted EPS and GAAP EPS excludes any acquisitions completed in the remainder of 2017.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its third quarter 2017 financial results at 4:30 p.m. (Eastern Time) on November 8, 2017.

Date: Time: Toll-free dial-in number: International dial-in number: Conference ID: Webcast:	Wednesday, November 8, 2017 4:30 p.m. Eastern +1 844-348-6875 +1 509-844-0152 98475079 http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference. The conference call will be webcast live via the “Investors” section of the NV5 website. A replay of the webcast will also be available under presentations.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on the following business service verticals: construction quality assurance, infrastructure, energy, program management, and environmental solutions. The Company operates out of more than 100 locations nationwide and abroad in Macau and Hong Kong. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.
Lauren Wright, PhD

Director of Investor Relations
Tel: +1-646-795-3699
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$15,582	$35,666
Accounts receivable, net of allowance for doubtful accounts of $3,106 and $1,992 as of September 30, 2017 and December 31, 2016, respectively	113,004	75,511
Prepaid expenses and other current assets	2,860	1,874
Total current assets	131,446	113,051
Property and equipment, net	8,009	6,683
Intangible assets, net	68,374	40,861
Goodwill	97,384	59,380
Other assets	1,042	1,511
Total Assets	$306,255	$221,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,133	$13,509
Accrued liabilities	18,173	17,316
Income taxes payable	855	1,134
Billings in excess of costs and estimated earnings on uncompleted contracts	1,869	228
Client deposits	173	106
Current portion of contingent consideration	2,653	564
Current portion of notes payable and other obligations	10,821	10,764
Total current liabilities	51,677	43,621
Contingent consideration, less current portion	125	1,875
Notes payable and other obligations, less current portion	67,155	21,632
Deferred income tax liabilities, net	22,084	6,197
Total liabilities	141,041	73,325

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,779,246 and 10,566,528 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	108	106
Additional paid-in capital	122,576	118,026
Retained earnings	42,530	30,029
Total stockholders’ equity	165,214	148,161
Total liabilities and stockholders’ equity	$306,255	$221,486

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Gross revenues	$91,263	$60,091	$239,058	$160,888

Direct costs (excluding depreciation and amortization):
Salaries and wages	28,219	20,274	75,235	53,744
Sub-consultant services	12,663	8,854	33,719	22,246
Other direct costs	3,635	3,307	10,276	8,209
Total direct costs	44,517	32,435	119,230	84,199

Gross Profit	46,746	27,656	119,828	76,689

Operating Expenses:
Salaries and wages, payroll taxes and benefits	23,090	14,096	62,847	40,575
General and administrative	7,362	4,415	19,931	12,640
Facilities and facilities related	3,547	2,066	9,162	5,803
Depreciation and amortization	3,788	1,604	9,542	4,285
Total operating expenses	37,787	22,181	101,482	63,303

Income from operations	8,959	5,475	18,346	13,386

Interest expense	(524)	(81)	(1,042)	(221)

Income before income tax expense	8,435	5,394	17,304	13,165
Income tax expense	(2,523)	(1,990)	(4,803)	(4,847)
Net Income and Comprehensive Income	$5,912	$3,404	$12,501	$8,318

Earnings per share:
Basic	$0.58	$0.34	$1.23	$0.94
Diluted	$0.55	$0.33	$1.16	$0.90

Weighted average common shares outstanding:
Basic	10,211,114	9,941,517	10,155,751	8,826,090
Diluted	10,785,629	10,353,793	10,744,618	9,215,365

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash Flows From Operating Activities:
Net income	$12,501	$8,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,542	4,285
Provision for doubtful accounts	445	246
Stock compensation	2,743	1,704
Change in fair value of contingent consideration	56	88
Loss on disposal of property and equipment	2	2
Excess tax benefit from stock based compensation	-	(155)
Deferred income taxes	320	88
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(17,031)	(7,795)
Prepaid expenses and other assets	(13)	372
Accounts payable	(1,827)	2,892
Accrued liabilities	(3,251)	476
Income taxes payable	(279)	96
Billings in excess of costs and estimated earnings on uncompleted contracts	1,641	(78)
Client deposits	822	147
Net cash provided by operating activities	5,671	10,686

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(60,241)	(24,388)
Purchase of property and equipment	(1,591)	(566)
Net cash used in investing activities	(61,832)	(24,954)

Cash Flows From Financing Activities:
Proceeds from borrowings from Senior Credit Facility	47,000	-
Proceeds from secondary offering	-	51,319
Payments of borrowings from Senior Credit Facility	(5,000)	-
Payments of secondary offering costs	-	(4,172)
Payments on notes payable	(5,360)	(4,156)
Payments of contingent consideration	(563)	(296)
Excess tax benefit from stock based compensation	-	155
Proceeds from exercise of unit warrant	-	1,008
Net cash provided by financing activities	36,077	43,858

Net (decrease) increase in Cash and Cash Equivalents	(20,084)	29,590
Cash and cash equivalents – beginning of period	35,666	23,476
Cash and cash equivalents – end of period	$15,582	$53,066

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016

Supplemental disclosures of cash flow information:
Cash paid for interest	$843	$255
Cash paid for income taxes	$4,962	$4,642

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$908	$-
Notes payable and other obligations issued for acquisitions	$9,371	$9,333
Stock issuance for acquisitions	$1,746	$1,075
Payment of contingent consideration with common stock	$62	$162

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Gross Revenues - GAAP	$91,263	$60,091	$239,058	$160,888
Add: Intercompany revenues in lieu of sub-consultants	1,023	1,468	3,385	3,651
Total Revenues	$92,286	$61,559	$242,443	$164,539

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Gross Revenues - GAAP	$91,263	$60,091	$239,058	$160,888
Less: Sub-consultant services	(12,663)	(8,854)	(33,719)	(22,246)
Other direct costs	(3,635)	(3,307)	(10,276)	(8,209)
Net Revenues	$74,965	$47,930	$195,063	$130,433

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net Income	$5,912	$3,404	$12,501	$8,318
Add: Interest expense	524	81	1,042	221
Income tax expense	2,523	1,990	4,803	4,847
Depreciation and Amortization	3,788	1,604	9,542	4,285
EBITDA	$12,747	$7,079	$27,888	$17,671

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Net Income - per diluted share	$0.55	$0.33	$1.16	$0.90

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.28	0.12	0.70	0.33
Income tax expense	(0.08)	(0.04)	(0.19)	(0.12)
Adjusted EPS	$0.75	$0.41	$1.67	$1.11